UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018 (February 6, 2018)

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 230-5899

4055 Technology Forest Blvd., Suite 210

The Woodlands, Texas 77381

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

The registrant hereby amends its Current Report on Form 8-K previously filed on February 12, 2018 (the “Original 8-K”) solely for the purpose of filing a copy of Exhibit 10.1, which was omitted from the Original 8-K, and updating references to such exhibit in the final paragraph of Item 1.01. Other than as set forth in this Explanatory Note, this Form 8-K/A does not amend any other items in the Original 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Warehouse Financing of Receivables

On February 6, 2018 (the “Effective Date”), affiliates of Conns, Inc. (the “Company”) entered into an amendment to their receivables warehouse financing transaction (the “Warehouse Transaction”) in connection with the proposed additional funding (the “Additional Funding”) under the variable funding note (the “Note”) previously issued by Conn’s Receivables Warehouse, LLC (the “Warehouse Issuer”), a wholly-owned indirect subsidiary of the Company, in connection with the initial funding of the related warehouse facility (the “Warehouse Facility”) on August 15, 2017. The Additional Funding is expected to be made on February 15, 2018 (the “Transaction Date”), pursuant to the Third Omnibus Amendment (the “Third Omnibus Amendment”), dated as of the Effective Date, among the Warehouse Issuer, Conn Appliances, Inc., as servicer (in such capacity, the “Servicer”) and as sponsor (in such capacity, the “Sponsor”), Wells Fargo Bank, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), Credit Suisse AG, New York Branch, as administrative agent (the “Administrative Agent”), Conn’s Receivables Warehouse Trust, as receivables trust (the “Warehouse Trust”), Conn Appliances Receivables Funding, LLC, as depositor (the “Depositor”), Credit Suisse AG, Cayman Islands Branch, as primary note purchaser (the “Primary Note Purchaser”) and Conn Credit I, LP, as original seller, which Third Omnibus Amendment further amended (a) the Note Purchase Agreement, dated as of February 24, 2017, as previously amended by the Omnibus Amendment dated as of August 8, 2017 and Second Omnibus Amendment dated as of October 27, 2017 (collectively, the “Prior Omnibus Amendments”), among the Warehouse Issuer, the Servicer, the Sponsor, the Primary Note Purchaser, the Administrative Agent and the conduits party thereto from time to time (the “Note Purchase Agreement”), (b) the Second Receivables Purchase Agreement, dated as of February 24, 2017, as amended by the Prior Omnibus Amendments, among the Depositor, the Warehouse Issuer and the Warehouse Trust (the “Second Purchase Agreement”), (c) the Indenture, dated as of February 24, 2017, as amended by the Prior Omnibus Amendments, among the Warehouse Issuer, the Servicer, the Indenture Trustee and the Administrative Agent (the “Indenture”), and (d) the Servicing Agreement, dated as of February 24, 2017, as amended by the Prior Omnibus Amendments, among the Warehouse Issuer, the Receivables Trust, the Servicer and the Indenture Trustee (the “Servicing Agreement”).

The Additional Funding represents the second funding under the Note issued under the Note Purchase Agreement. Under the Warehouse Facility, the Warehouse Issuer acquires from time to time certain customer receivable contracts entered into to finance customer purchases of merchandise from the Company’s subsidiaries (“Contracts”) and receivables evidenced thereby (“Receivables”), which Receivables represent the collateral securing the Note. The maximum principal amount permitted to be outstanding at one time under the Note is $100,000,000. As of the date hereof, the amount outstanding under the Note is $0. The Company expects that the Additional Funding will occur on the Transaction Date, in the amount equal to the lesser of $58 million and the amount specified in the funding notice issued to the Administrative Agent, with the net proceeds thereof being sufficient to prepay in full the outstanding Class B Notes (the “2016-B Class B Notes”) issued by Conn’s Receivables 2016-B, LLC (the “2016-B Issuer”), an indirect wholly-owned subsidiary of the Company, under a securitization transaction entered into on October 6, 2016. The Class C Notes issued by the 2016-B Issuer (the “2016-B Class C Notes” and, together with the 2016-B Class B Notes, the “2016-B Securitization Notes”) are currently held by the Depositor, which is the sole member of the 2016-B Issuer. The 2016-B Securitization Notes are secured by a portfolio of Receivables (the “2016-B Receivables”) held by Conn’s Receivables 2016-B Trust (the “2016-B Trust”), a wholly owned subsidiary of the 2016-B Issuer. The Company expects that the Note will be secured by the 2016-B Receivables that will be acquired on the Transaction Date by the Depositor from the 2016-B Trust in exchange for consideration consisting of (a) the net proceeds of the Additional Funding and (b) the cancellation of the Class C Notes to be surrendered by the Depositor to the 2016-B Issuer on the Transaction Date.

Upon the prepayment of the 2016-B Class B Notes and surrender of the 2016-B Class C Notes on the Transaction Date, the 2016-B Trust will convey the 2016-B Receivables to the Depositor, which, in turn, will convey the 2016-B Receivables to the Warehouse Trust pursuant to the Second Purchase Agreement (as amended by the Third Omnibus Amendment). The Warehouse Issuer is the holder of the certificate representing a 100% beneficial interest in the Warehouse Trust (the “Receivables Trust Certificate”). The Depositor is the holder of 100% of the equity interests in the Warehouse Issuer and is an indirect wholly-owned subsidiary of the Company.

The rights of the Warehouse Issuer in, to and under the Receivables Trust Certificate, and of the Warehouse Trust in, to and under the 2016-B Receivables and other related assets, will be pledged to the Indenture Trustee, to secure the Note and other obligations of the Warehouse Issuer under the Warehouse Transaction. The Servicer will be responsible for servicing the Contracts transferred to the Warehouse Trust, as described in more detail below.

The Note was issued by the Warehouse Issuer pursuant to the Indenture and, upon consummation of the Additional Funding, will bear interest at a rate per annum equal to the sum of (i) the applicable Reference Rate (equal to (A) the applicable commercial paper rate or (B) an alternative rate equal to (I) three-month LIBOR plus 1.00%, or (II) in the case of a LIBOR disruption event, the greater of (i) the prime rate and (ii) the federal funds rate plus 0.50%, as applicable, in each case, as more fully described in Schedule II to the Servicing Agreement (as amended by the Third Omnibus Amendment) and the Note Purchase Agreement (as amended by the Third Omnibus Amendment)) and (ii) prior to the occurrence of an event of default, 2.75%, and, on and after the occurrence of an event of default, 6.00%. The Note will mature on February 15, 2019. The Note will amortize on a “full turbo” basis, meaning that collections on the Receivables securing the Note will not be permitted to be distributed to the Depositor, as equity owner of the Warehouse Issuer, unless and until all amounts owing in respect of the Note have been paid in full.

Each of the Servicer and the Depositor will have the option to purchase (the “Optional Purchase”) the Contracts, related Receivables and certain other assets of the Warehouse Trust in connection with a securitization, sale or other transaction. The price paid for the Optional Purchase will not be less than an amount sufficient to pay the aggregate unpaid principal of, and accrued and unpaid interest then due on, the Note, plus any fees, expenses and indemnities owing in connection with the Note.

If an event of default were to occur under the Indenture, the Trustee shall, at the direction of noteholders comprising in excess of 50% of the outstanding principal balance of the Note, accelerate the maturity of the Note. Events of default include events such as failure to make required payments on the Note or specified bankruptcy-related events.

The Servicer is responsible for servicing the Receivables transferred to the Receivables Trust pursuant to the Servicing Agreement (as amended by the Third Omnibus Amendment). Under the Servicing Agreement (as amended by the Third Omnibus Amendment), the Servicer will receive a monthly servicing fee equal to 4.75% (annualized) based on the outstanding balance of the Receivables securing the Note. If the Servicer defaults in its obligations under the Servicing Agreement (as amended by the Third Omnibus Amendment), it may, and under certain circumstances will, be terminated and replaced as servicer.

The foregoing description of the Third Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Omnibus Amendment, dated as of February 6, 2018, among Conn’s Receivables Warehouse, LLC, Conn Appliances, Inc., Wells Fargo Bank, National Association, Credit Suisse AG, New York Branch, Conn’s Receivables Warehouse Trust, Conn Appliances Receivables Funding, LLC, Credit Suisse AG, Cayman Islands Branch and Conn Credit I, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: February 13, 2018	By:	/s/ Mark L. Prior
	Name:	Mark L. Prior
	Title:	Vice President, General Counsel and Secretary